Exhibit 10.58


                              EMPLOYMENT AGREEMENT



          THIS AGREEMENT is made and entered into on April, 1, 2002, by and among, XL Capital Ltd, a Cayman Islands corporation ("XL"), XL Insurance, Inc., a Delaware corporation ("XLI") and XL America, Inc. (the "Company"), and Nicholas M. Brown, Jr. (the "Executive").

          WHEREAS, the Executive has been in the employ of the Company;

          WHEREAS, the Company and the Executive desire to continue such employment and to memorialize the terms and conditions of such employment by this agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company, XL, XLI and the Executive (the "Parties") agree as follows:

          1. EMPLOYMENT.

          The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for the term of this Agreement as set forth in Section 2, below, in the positions and with duties and responsibilities set forth in Section 3, below, and upon such other terms and conditions as are hereinafter stated.

          2. TERM OF EMPLOYMENT.

          The stated term of employment under this Agreement shall commence on January 1, 2002 (the "Date of the Agreement") and shall continue through the close of business on the third anniversary of the Date of the Agreement, subject to earlier termination as provided in Section 8 below. Notwithstanding anything herein to the contrary, the expiration of this Agreement on the third anniversary of the Date of the Agreement shall not constitute a termination of the Executive's employment by the Company or by the Executive.

          3. POSITIONS, DUTIES AND RESPONSIBILITIES.

          (a) GENERAL. The Executive shall be employed as (a) the Chief Executive of Insurance Operations for XL; (b) Executive Vice President of XL;
(c) Chief Executive Officer of XLI; and (d) a senior executive officer of the Company, or, if the Company assigns this Agreement to an Affiliate (as defined in Section 11, below) in accordance with the provisions of Section 16, a senior executive officer of such Affiliate, but in any event not reporting to any person other than the Chief Executive Officer of XL. In his capacity as Chief Executive of Insurance Operations for XL and Executive Vice President of XL the Executive shall report to the Chief Executive Officer of XL, and in his other capacities the Executive shall report the Board of Directors of the Company (or an Affiliate thereof if this Agreement is assigned to such Affiliate). The Executive will have such duties and responsibilities as are customary for such positions in an insurance company, subject to such limitations as the Company may reasonably impose due to legal, regulatory or tax requirements of the Company or its Affiliates. During the term of this Agreement, the Executive shall devote his full business time to the business and affairs of XL, the Company and their Affiliates, as appropriate.

          (b) PERFORMANCE OF SERVICES. The Executive's services under this Agreement (i) on behalf of XL shall be performed outside the United States and generally in Bermuda or (ii) on behalf of the Company and the other employers primarily in Stamford, Connecticut, and the area within a 50 mile radius thereof, in each case unless the Executive and XL mutually agree in writing to the performance of such services in another location. The Executive may travel to any location in connection with the performance of the Executive's duties hereunder provided that such travel is in accordance with the guidelines established by the Company from time to time. The allocation of the Executive's business time between services on behalf of XL and services on behalf of the Company and the other employers shall be comparable to the allocation of the Executive's time prior to the Date of the Agreement.

          (c) PERMITTED ACTIVITIES; DIRECTORSHIPS. Anything in this Section 3 to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs and (iii) managing his personal investments and affairs; provided such activities do not materially interfere with the proper performance of his duties and responsibilities hereunder or as an officer or director of XL, the Company or their Affiliates, or create an actual or potential conflict of interest or the appearance thereof, as determined in good faith by the XL Board of Directors. It is agreed that the Executive will be considered for membership on the XL Board of Directors if the current practice of restricting membership to one member of management is revised.

          4. BASE SALARY.

          The Executive shall be paid a Base Salary by the Company equal to his base salary as in effect on the date hereof, payable in accordance with the Company's regular pay practices. Such Base Salary shall be subject to annual review in accordance with the Company's practices for comparable executives as in effect from time to time and may be increased (but not decreased) at the discretion of the Compensation Committee of the XL Board of Directors (the "Compensation Committee").

          5. BONUSES.

          (a) In addition to the Base Salary provided for in Section 4, above, the Executive shall be eligible for an annual cash bonus under the Company's bonus plan as in effect from time to time. The Executive may be awarded such annual bonuses thereunder as may be approved by the Compensation Committee based on corporate, individual and business unit performance measures, as appropriate, established or approved from time to time, by the Compensation Committee after good faith consultation between the Executive and the Chief Executive Officer of XL. The Executive shall have an annual target bonus equal to 90% of Base Salary (within a range of 45% of Base Salary for threshold performance to 270% of Base Salary for superior performance), based on corporate, business unit and individual performance measures comparable to those used for comparable senior executives. Any annual bonus shall be paid in cash in a lump sum promptly following approval thereof or, at Executive's option, deferred in accordance with any bonus deferral plans of the Company in effect from time to time. Nothing in this Section 5(a) shall confer upon the Executive any right to a minimum annual bonus if one or more performance targets are not achieved.

          (b) SPECIAL BONUS AND VESTING. In recognition of the Executive's service to XL and in consideration for his entering into this Agreement, on the effective date of this Agreement the Executive shall be entitled to a special bonus in the amount of US$2,600,000 which shall be paid to him as soon as practicable thereafter. In addition, XL shall (i) cause the restricted stock and option awards listed in Exhibit C hereto that would otherwise vest in June, 2002 to become fully vested to the extent not then otherwise fully vested, upon the Executive's termination of employment by the Company in accordance with the provisions of Sections 8(d)(ii) or 8(d)(iii) hereof, the Executive's termination of employment in accordance with the provisions of Sections 8(d)(iii) or 8(d)(iv) hereof or upon the Executive's death or disability and (ii) cause the restricted stock and option awards listed in Exhibit C hereto that would otherwise vest in June, 2003 to become fully vested to the extent not then otherwise fully vested, upon the termination of Executive's employment with the Company for any reason or no reason by the Company or the Executive.

          6. EMPLOYEE BENEFIT PROGRAMS.

          During the term of the Executive's employment under this Agreement, the Executive shall be entitled to participate in all employee benefit programs of the Company and its Affiliates applicable to the Executive as are in effect from time to time and in which senior U.S.-based executives of the Company and its Affiliates are eligible to participate, including medical, hospitalization, life, travel and accident insurance, disability protection and retirement benefits, at a level commensurate with his positions. The Executive shall also be entitled to receive the same life insurance benefits provided to other senior executive officers of XL residing in Bermuda. The Executive will also be eligible, on the same basis as comparable executives of XL, to participate in the XL 1991 Performance Incentive Program (or any successor plan) as determined in the discretion of the committee administering the 1991 Performance Incentive Program (or its successor). The Executive shall be entitled to no less than five
(5) weeks of paid vacation per year. The Company shall pay to the Executive a mortgage subsidy of US$65,000 per year in equal monthly installments.

          7. BUSINESS EXPENSE REIMBURSEMENT AND FRINGE BENEFITS.

          (a) EXPENSE REIMBURSEMENT. During the term of the Executive's employment under this Agreement, the Execu-tive shall be entitled to receive reimbursement by the Company for all reasonable out-of-pocket travel expenses, entertainment expenses and other expenses incurred by him in performing his duties under this Agreement, provided that the Executive submits reasonable documentation with respect to such expenses. This shall include, without limitation, reimbursements of any such costs for air fare, hotel accommodations and meals, in each case at the same level and class as other comparable senior executives.

          (b) FRINGE BENEFITS. During the term of the Executive's employment under this Agreement, the Executive shall be entitled to participate in any of the Company's executive fringe benefits in accordance with the terms and conditions of such arrangements as are in effect from time to time for the Company's senior executives. In all events, without limiting the foregoing, the Executive shall be entitled during the period he is employed to the following:

          (i) use of an automobile of a make and model commensurate with the Executive's position, plus maintenance, licensing and insurance costs,

          (ii) direct payment or reimbursement by the Company for the reasonable cost of financial and tax planning, such payment or reimbursement not to exceed US$10,000 per year, and

          (iii) such other benefits for which a Grade 11 executive based in the United States shall be eligible from time to time.

8.   TERMINATION OF EMPLOYMENT.

          (a) TERMINATION DUE TO DEATH. In the event the Executive dies during the term of employment hereunder, the Executive's spouse, if the spouse survives the Executive, shall be entitled to receive the Base Salary as provided in
Section 4, above, at the rate in effect at the time of Executive's death, to be paid in accordance with the Company's regular payroll practices or in a lump sum, at the Company's option, through the end of the sixth month after the month in which the Executive dies. In the event that the Executive's spouse does not survive him, the estate or other legal representative of the Executive shall be entitled to receive the Base Salary as provided in Section 4, above, at the rate in effect at the time of the Executive's death, to be paid in accordance with the Company's regular payroll practices or in a lump sum, at the Company's option, through the end of the sixth month after the month in which the Executive dies. In addition to the above, the estate or other legal representative of the Executive shall be entitled to:

          (i) any annual bonus earned in accordance with the Company's bonus program or awarded but not yet paid under Section 5(a), above, (which shall be deemed earned if Executive is employed hereunder on the last day of the fiscal year ending on or immediately preceding the date of termination),

          (ii) a pro rata bonus for the year of death in an amount determined by the Compensation Committee, but in no event less than a pro rata portion of the Executive's target bonus for the year,

          (iii) full and immediate vesting as of the date of death of all rights under any options to purchase equity securities of the Company or other rights with respect to equity securities of the Company, including any restricted stock or other securities, held by the Executive,

          (iv) full and immediate vesting under the Company's pension plans as of the date of death, to the extent permitted by applicable law; provided, however, that to the extent such vesting cannot be effected under applicable law, economically equivalent benefits determined on an after-tax basis to the Executive shall be provided through arrangements outside such pension plans in lieu thereof, and

          (v) any other rights and benefits, if any, available under employee benefit programs of the Company, or their equivalent, as provided in
     Section 6, above, and under business expense reimbursement and fringe benefits programs as described in Section 7, above, determined in accordance with the applicable terms and provisions of such programs, PROVIDED that such rights and benefits (excluding any right to be considered for additional grants under XL's stock option and other stock-based compensation or incentive plans), or the economic equivalent thereof on an after-tax basis to the Executive's estate or other legal representative, shall continue for at least six months (or such longer continuation period as then provided by the Company and its Affiliates to other senior executives generally) following the end of the month in which the Executive dies.

          (b) TERMINATION DUE TO DISABILITY. In the event the Executive's employment hereunder is terminated due to his disability, as determined under the Company's long-term disability plan, the Executive shall be entitled to:

          (i) the Base Salary as provided in Section 4, above, at the rate in effect at the time of Executive's termination due to disability, to be paid in accordance with regular payroll practices or in a lump sum, at the Company's option, through the end of the sixth month after the month in which the Executive's employment terminates due to disability,

          (ii) any annual bonus earned in accordance with the Company's bonus program or awarded but not yet paid under Section 5(a)(which shall be deemed earned if Executive is employed hereunder on the last day of the fiscal year ending on or immediately preceding the date of termination),

          (iii) a pro rata bonus for the year of disability in an amount determined by the Compensation Committee, but in no event less than a pro rata portion of the Executive's target bonus for the year,

          (iv) full and immediate vesting as of the date of disability of all rights under any options to purchase equity securities of the Company or other rights with respect to equity securities of the Company, including any restricted stock or other securities, held by the Executive,

          (v) full and immediate vesting under the Company's pension plans as of the date of disability, to the extent permitted by applicable law; provided, however, that to the extent such vesting cannot be effected under applicable law, economically equivalent benefits determined on an after-tax basis to the Executive shall be provided through arrangements outside such pension plans in lieu thereof, and

          (vi) any other rights and benefits, if any, available under employee benefit programs of the Company, or their equivalent, as provided in
     Section 6, above, including, without limitation, the terms of any long-term disability plan, and under the business expense reimbursement and fringe benefits programs as described in Section 7, above, determined in accordance with the applicable terms and provisions of such programs, PROVIDED that such rights and benefits (excluding any right to be considered for additional grants under XL's stock option and other stock-based compensation or incentive plans), or the economic equivalent thereof on an after-tax basis to the Executive, shall continue for at least six months (or such longer continuation period as then provided by the Company and its Affiliates to other senior executives generally) following the end of the month in which the Executive's employment is terminated due to disability.

          (c) TERMINATION FOR CAUSE.

          (i) The employment of the Executive under this Agreement may be terminated by the Company for Cause, such termination to be effective upon the Company giving the Executive written notice of termination in accordance with the provisions of this Agreement. For this purpose, "Cause" shall mean:

               (A) conviction of the Executive of a felony involving moral turpitude, dishonesty or laws to which the Company or its Affiliates are subject in connection with the conduct of its or their business, or

               (B) the Executive, in carrying out his duties for the Company under this Agreement, has been guilty of (1) willful misconduct in connection with the performance of the Executive's duties hereunder that is materially injurious to the Company or its reputation or (2) substantial and continual refusal by the Executive to attempt substantially to perform the duties assigned to the Executive pursuant to the terms hereof (other than any such failure resulting from incapacity due to physical or mental illness which failure is not remedied within 10 business days of written notice from the Company specifying the details thereof, provided that alcohol or substance abuse shall not be deemed a physical or mental illness); -------- provided, however, that any act or failure to act by the Executive shall not constitute -------- ------- Cause for purposes of this
          Section 8(c)(i)(B) if such act or failure to act was committed, or omitted, by the Executive in good faith and in a manner he reasonably believed to be in the overall best interests of the Company, as the case may be.

               (C) the Executive's continued willful refusal to obey any material, lawful written policy or re-quirement, not constituting a breach of this Agreement, duly adopted by the Board of Directors of XL or the Board of Directors of the Company and the continuance of such refusal after receipt of written notice.

          (ii) In the event of a termination for Cause under Section 8(c)(i), above, the Executive shall be entitled only to:

               (A) Base Salary as provided in Section 4, above, at the rate in effect at the time of his termination of employment for Cause, through the date on which termination for Cause occurs,

               (B) the rights under any options to purchase equity securities of XL or other rights with respect to equity securities of XL, including any restricted stock or other securities, held by the Executive, determined in accordance with the terms thereof and hereof, and

               (C) any other rights and benefits, if any, available under employee benefit programs of the Company, or their equivalent, as provided in Section 6, above, and under the business expense reimbursement and fringe benefits programs as described in Section 7, above, determined in accordance with the applicable terms and provisions of such programs; PROVIDED that the Executive shall not be entitled to any such rights or benefits unless the terms and provisions of such programs expressly state that the Executive shall be entitled thereto in the event his employment is terminated for Cause (as defined in this Agreement or otherwise); PROVIDED FURTHER that any such continued coverage shall be offset by comparable coverage provided to the Executive in connection with subsequent full-time employment.

          (d)  TERMINATION WITHOUT CAUSE.

          (i) Anything in this Agreement to the contrary notwithstanding, the Executive's employment may be terminated by the Company without Cause as provided in this Section 8(d) upon at least 60 days' prior written notice to the Executive. A termination due to death or disability, as described in
     Section 8(a) or (b), above, or a termination for Cause, as described in
     Section 8(c), above, shall not
     be deemed a termination without Cause under this Section 8(d).

          (ii) In the event the Executive's employment is terminated by the Company without Cause (x) prior to a Change in Control (other than as provided in the last paragraph of Section 8(d)(iii), in which case the provisions of Section 8(d)(iii) shall apply in lieu of this Section 8(d)(ii)) or (y) following the Post-Change Period (as hereinafter defined), the Executive shall be entitled to:

               (A) Base Salary as provided in Section 4, above, at the rate in effect at the time of his termination of employment without Cause, through the date on which termination without Cause occurs,

               (B) a cash lump sum payment equal to (x) the amount of the Executive's Base Salary, at the annual rate in effect in accordance with Section 4, above, immediately prior to such termination, which would have been payable to the Executive over twenty-four months and
          (y) two times (or one times if the date of such termination is after January 1, 2003) the higher of the targeted annual bonus for the year of such termination or the bonus actually awarded to the Executive for the year immediately preceding the year of termination,

               (C) any annual bonus earned in accordance with the Company's bonus program or awarded but not yet paid under Section 5(a), above (which shall be deemed earned if Executive is employed hereunder on the last day of the fiscal year ending or immediately preceding the date of termination),

               (D) a pro rata bonus for the year of termination in an amount determined by the Compensation Committee, based on actual achievement of corporate, business unit and individual performance results for the fiscal year of termination and the portion of the fiscal year in which the Executive was employed by the Company in the year of termination, provided, however, that the determination of the achievement of individual performance results shall be determined by the Compensation Committee in good faith following the completion of such fiscal year,

               (E) the rights under any options to purchase equity securities of XL or other rights with respect to equity securities of XL, including any restricted stock or other securities, held by the Executive, determined in accordance with the terms thereof and hereof, and

               (F) any other rights and benefits, if any, available under the employee benefit programs of the Company, or their equivalent, as provided in Section 6(a) above, and under the business expense reimbursement and fringe benefits programs as described in Section 7, above, determined in accordance with the applicable terms and provisions of such programs, for the remainder of the stated term of the agreement from termination or until the second anniversary of the date of termination, whichever is shorter; PROVIDED, HOWEVER, that any such continued coverage shall be offset by comparable coverage provided to the Executive in connection with subsequent full-time employment and to the extent the Company is unable to continue such coverage, the Company shall provide the Executive with economically equivalent benefits determined on an after-tax basis to the Executive; PROVIDED FURTHER, HOWEVER, that in no event shall the Executive have a right to be considered for additional grants under XL's stock option and other stock-based compensation or incentive plans or be eligible for employer contributions under the Company's retirement benefit plans (other than to the extent specifically required in the supplemental retirement benefit agreement of even date herewith) at any time in whole or in part following the Executive's termination of employment pursuant to this Section 8(d)(ii).

          (iii) In the event the Executive's employment is terminated by (x) the Company without Cause within the twenty-four month period following a Change in Control (as defined in Exhibit A hereto) and, if the Change in Control is stockholder approval of an Event (as defined in Exhibit A), prior to a termination of the agreement to effect the Event (the "Post-Change Period") or (y) the Executive terminates his employment for "Good Reason" (as defined in Exhibit B hereto) during the Post-Change Period, the Executive shall be entitled to:

               (A) Base Salary as provided in Section 4, above, at the rate in effect at the time of his termination of employment, through the date on which termination occurs,

               (B) a cash lump sum payment equal to two times the Executive's annual Base Salary, at the annual rate in effect in accordance with
          Section 4, above, immediately prior to such termination or Change in Control, whichever is greater,

               (C) a cash lump sum payment equal to two times the largest annual bonus awarded to the Executive in the three-year period prior to the year in which the Change in Control occurs, provided such bonuses shall be at least equal to the targeted annual bonus for the year of such termination,

               (D) an amount equal to (i) the higher of (x) the bonus actually awarded to the Executive for the year immediately preceding the year in which the Change in Control occurs or (y) the targeted amount of bonus that would have been awarded to the Executive in respect of the year in which the termination of employment occurs, multiplied by (ii) a fraction, the numerator of which is the number of months or fraction thereof in which the Executive was employed by the Company in the year of termination of employment, and the denominator of which is 12,

               (E) full and immediate vesting as of the date of termination of all rights under any options to purchase equity securities of XL or other rights with respect to equity securities of XL held by the Executive outstanding on the Date of this Agreement to the extent specified in the individual award agreement (which XL and the Company acknowledge is the case with regard to all grants heretofore made but based on the definition of change in control (or words of like import) in such grants) or herein, which shall continue to be exercisable for three years from the date of termination of employment, notwithstanding the Executive's termination of employment, or the original full term of the option or other right, if shorter,

               (F) any other rights and benefits, if any, available under the employee and fringe benefit pro-grams of the Company, or their equivalent, as provided in Sections 6 and 7, above, in which the Executive was participating at the time of his termination of employment for a two-year period from termination, as determined in accordance with the applicable terms and provisions of such programs; PROVIDED, HOWEVER, that any such continued coverage shall be offset by comparable coverage provided to the Executive in connection with subsequent full-time employment and, to the extent the Company unable to continue such coverage, the Company shall provide the Executive with economically equivalent benefits determined on an after-tax basis to the Executive; PROVIDED FURTHER, HOWEVER, that in no event shall the Executive have a right to be considered for additional grants under XL's stock option and other stock-based compensation or incentive plans at any time in whole or in part following the Executive's termination of employment pursuant to this
          Section 8(d)(iii),

               (G) full and immediate vesting under the Company's pension plans as of the date of termination, to the extent permitted by applicable law; provided, however, that to the extent such vesting cannot be effected under applicable law, economically equivalent benefits determined on an after-tax basis to the Executive shall be provided through arrangements outside such pension plans in lieu thereof,

               (H) continued coverage under and contributions by the Company to the Executive's accounts under the Company's pension plans for two years following the Executive's termination of employment, such contributions to be based on the Executive's compensation and the Company's practices as in effect at the time of such termination or Change in Control, whichever is greater; PROVIDED, HOWEVER, that if such continued coverage and contributions cannot be provided under the pension plans under applicable law, then economically equivalent benefits determined on an after-tax basis to the Executive shall be provided through arrangements outside the applicable pension plans, and

               (I) any annual bonus earned in accordance with the Company's bonus program or awarded but not yet paid under Section 5(a), above (which shall be deemed earned if Executive is employed hereunder on the last day of the fiscal year ending on or immediately preceding the date of termination).

          Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled to the benefits described in (A)-(I) above (subject to reduction or offset for any payments or benefits received under Section 8(d)(ii)), if the Executive's employment or status as an elected officer with the Company is terminated (other than due to death or disability or for Cause) within one year prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated or intended to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control.

          (iv) If, in situations where Section 8(d)(iii) does not apply, at any time during the term of the Executive's employment hereunder, without the Executive's consent, (A) the Executive fails to be appointed (or re-appointed, as appropriate) to the positions set forth in Section 3(a) hereof (or, if agreed in writing by the Executive, an equivalent or superior position), (B) duties are assigned to the Executive that are inconsistent with his positions set forth in Section 3(a) hereof or a material reduction or diminution in the Executive's authorities, duties or responsibilities or reporting requirements with the Company or XL as set forth in Section 3(a) hereof, (C) the Executive's annual base salary as in effect on the Date of the Agreement, or as the same may be increased from time to time, is reduced, (D) the Executive is based at any office or located more than 50 miles from Stamford, Connecticut, except for travel reasonably required in the performance of the Executive's duties, (E) there is a substantial reduction in the employee pension and welfare benefit plans provided to the Executive on the Date of the Agreement, or (F) there is a material breach by the Company of any provision of this Agreement, which, in any such case described in any of clauses (A) through (F) hereof, the Company does not cure within 20 calendar days following written notice of same by the Executive, then the Executive shall have the right to terminate his employment within 30 calendar days of such failure to cure and such termination shall be deemed a termination by the Company without Cause under Section 8(d)(ii), above.

          (e) VOLUNTARY TERMINATION BY THE EXECUTIVE. The Executive may voluntarily terminate his employment prior to the expiration of the term of this Agreement upon at least 60 days' prior written notice to the Company. Such termination shall constitute a voluntary termination and, except as provided in
Section 8(d)(iii) or Section 8(d)(iv), above, in such event the Executive shall be limited to the same rights and benefits as applicable to a termination by the Company for Cause as provided in Section 8(c), above. A voluntary termination in accordance with this Section 8(e) shall not be deemed a breach of this Agreement. A termination of the Executive's employment due to disability or death as described in Section 8(b) or 8(a), above, a termination by the Executive which the Executive is entitled to treat as a termination by the Company pursuant to Section 8(d)(iii), above, or a termination by the Executive under Section 8(d)(iv), above, shall not be deemed a voluntary termination within the meaning of this Section 8(e).

          (f) ACCRUED BENEFITS. In the event of any termi-nation pursuant to this Section 8, the Executive shall also be entitled to receive (i) reimbursement for any unreim-bursed expenses incurred through the date of termination; (ii) any accrued vacation; (iii) benefits under the supple-mental retirement benefit agreement of even date herewith and (iv) all other payments, benefits or fringe benefits to which the Executive may be entitled under the terms of any applicable employee benefit program of the Company, as pro-vided in
Section 6, above, or under the fringe benefits pro-grams, as provided in Section 7(b), above, or this Agree-ment. Nothing in this Section 8(f) shall result in duplication of payments or benefits otherwise provided in Section 8.

          9.   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that (i) any payment or distribution made, or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit or accelerated vesting or exercisability of any award) by the Company or any Affiliate (or by any person whose actions result in a change of ownership or effective control of the Company covered by Section 280G(b)(2) of the United States Internal Revenue Code of 1986, as amended (the "Code") or any person affiliated with the Company or any Affiliate or such person to or for the benefit of the Executive (whether paid or payable or dis-tributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision or similar excise tax), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), (ii) the aggregate amount of the Executive's Parachute Payments (as defined in Section 280G(b)(2)(A) of the Code) is less than 3.25 times the Executive's Base Amount (as defined in Section 280G(b)(3)(A) of the Code), and (iii) no such Payment would be subject to the Excise Tax if the payments set forth in Section 8(d)(iii)(B) and (C) hereof were each reduced by up to 20 percent, then the payments set forth in Section 8(d)(iii)(B) and (C) will each be reduced to the smallest extent possible (and in no event by more than 20 percent in the aggregate) such that no Payment is subject to the Excise Tax.

          (b) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that (i) the aggregate amount of the Executive's Parachute Payments equals or exceeds 3.25 times the Executive's Base Amount,
(ii) the aggregate amount of the Executive's Parachute Payments is less than
3.25 times the Base Amount but one or more Payments would be subject to the Excise Tax even if the payments set forth in Section 8(d)(iii)(B) and (C) hereof were each reduced by 20 percent, or (iii) notwithstanding a reduction in payments pursuant to Section 9(a) above, an Excise Tax is payable by the Executive on one or more Payments, then, in any such case, Payments shall not be reduced and the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any income or Excise Tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, the Executive retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the Payments.

          (c) Subject to the provisions of Section 9(d), all determinations required to be made under this Section 9, including determination of whether a Gross-Up Payment is required and of the amount of any such Gross-Up Payment, shall be made by a nationally recognized public accounting firm selected by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the

Company and the Executive within 15 business days of the date of termination of the Executive's employment, if applicable, or such earlier time as is requested. The initial Gross-Up Payment, if any, as determined pursuant to this Section 9(c), shall be paid to the Executive within five business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that he has substantial authority not to report any Excise Tax on his Federal income tax return. Any determination by the Accounting Firm meeting the requirements of this Section 9(c) shall be binding upon the Company and the Executive, subject only to payments pursuant to the following sentence based on a determination that additional Gross-Up Payments should have been made, consistent with the calculations required to be made hereunder (the amount of such additional payments are referred to herein as the "Gross-Up Underpayment"). In the event that the Company exhausts its remedies pursuant to
Section 9(d) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Gross-Up Underpayment that has occurred and any such Gross-Up Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. The fees and disbursements of the Accounting Firm shall be paid by the Company.

          (d) The Executive shall notify the Company in writing of any claim by the United States Internal Revenue Service that, if successful, would require the payment by the Executive of any Excise Tax and, therefore, the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but not later than 30 business days after the Executive receives written notice of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires, in good faith, to contest such claim (which notice shall set forth the bases for such contest) and that it will bear the costs and provide the indemnification as required by this sentence, the Executive shall, in good faith:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall, in good faith, reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to the Executive,

          (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) permit the Company to participate, in good faith, in any proceedings relating to such claim;

PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis to the Executive, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of all costs and expenses.

          Without limitation on the foregoing provisions of this Section 9(d), the Company shall, exercising good faith, control all proceedings taken in connection with such contest and, at its sole option (but in good faith), may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option (but in good faith), either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, HOWEVER, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis to the Executive, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; AND FURTHER PROVIDED that any extension of the statute of limitations relating to the payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(d), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(d)) promptly pay to the Company, as the case may be, the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(d), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then any obligation of the Executive to repay such advance shall be forgiven and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          Notwithstanding any provision herein to the contrary, the Executive's failure to strictly comply with the notice provisions set forth in this Section 9, so long as such failure does not prevent the Company from contesting an excise tax claim, shall not adversely affect the Executive's rights under this
Section 9.

          10.  NO MITIGATION; NO OFFSET.

          In the event of any termination of employment under Section 8, above, the Executive shall be under no obligation to mitigate damages or seek other employment, and, except as expressly set forth herein, there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain. Except as set forth in this Agreement, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others, PROVIDED, HOWEVER, that the Company's obligation to make the payments provided for in this Agreement may be reduced by any fixed amount due and owing from the Executive to the Company.

          11.  NONCOMPETITION AND NONSOLICITATION.

          The Executive represents and warrants that, to the best of his knowledge, he is not using the confidential or proprietary information of any other person in violation of any agreement or rights of others known to him. The Executive agrees that the products of the Company and its Affiliates shall constitute the exclusive property of the Company and its Affiliates.

          For the avoidance of doubt, all trademarks, policy language or forms, products or services (including products and services under development), trade names, trade secrets, service marks, designs, computer programs and software, utility models, copyrights, know-how and confidential information, applications for registration of any of the foregoing and the right to apply for them in any part of the world (whether any of the foregoing shall be registered or unregistered) created or discovered or participated in by the Executive during the course of his employment (whether or not pursuant to the terms of this Agreement) or under the instructions of the Company or its Affiliate are and shall be the absolute property of the Company and its Affiliates, as appropriate. Without limiting the foregoing, the Executive hereby assigns to the Company any and all of the Executive's right, title and interest, if any, pertaining to the insurance and reinsurance (including, without limitation, finite insurance and reinsurance), risk assumption, risk management, brokerage, financial and other products or services developed or improved upon by the Executive (including, without limitation, any related "know-how") while employed by the Company or its Affiliates, including any patent, trademark, trade name, copyright, ownership or other right that may pertain thereto.

          Since Executive has obtained and is likely to obtain in the course of Executive's employment with the Company and its Affiliates knowledge of trade names, trade secrets, know-how, products and services (including products and services under development), techniques, methods, lists, computer programs and software and other confidential information relating to the Company and its Affiliates, and their employees, clients, business or business opportunities, Executive hereby undertakes that:

          (i) Executive will not (either alone or jointly with or on behalf of others and whether directly or indirectly) solicit or endeavor to solicit, or hire or cause to be hired any officer or employee of the Company or its Affiliates away from employment with any such entity or to violate the terms of any employment agreement or arrangement between any such officer or employee and the Company or any of its Affiliates provided that the foregoing shall not preclude the Executive from serving as a reference for any officer or employee of the Company or its Affiliates or, while employed, from encouraging any officer or employee of the Company or its Affiliates to terminate employment with the Company or its Affiliates if such encouragement is consistent with the good faith performance of the Executive's duties hereunder;

          (ii) Executive will, not directly or indirectly, personally interfere with or disrupt or seek to personally interfere with or disrupt (A) the relationships between the Company and its Affiliates, on the one hand, and any customer or client of the Company and its Affiliates, on the other hand, (including any insured or reinsured party) who during the period of twelve months immediately preceding such termination shall have been such a customer or client, or (B) the supply to the Company and its Affiliates of any services by any supplier or agent or broker who during the period of twelve months immediately preceding such termination shall have supplied services to any such person, nor will Executive, directly or indirectly, personally interfere or seek to interfere with the terms on which such supply or agency or brokering services during such period as aforesaid have been made or provided, however, this Section 11(ii) shall not be violated unless such interference or disruption occurs as a result of an effort targeted at customers, clients, suppliers, agents or brokers of the Company and its Affiliates as opposed to general marketing in which such customers, clients, suppliers, agents or brokers are included; and

          (iii) Executive will not (either alone or jointly with or on behalf of others and whether directly or indirectly) whether as an employee, director, consultant, partner, principal, agent, distributor, representative or stockholder (except solely as a less than two percent stockholder of a publicly traded company), engage in any activities in Bermuda or North America if such activities are competitive with the property and casualty insurance or reinsurance businesses that (i) are then being con-ducted by the Company or its Affiliates and (ii) during the period of the Executive's employment were either being conducted by the Company or its Affiliates or actively being developed by the Company or its Affiliates; PROVIDED, that the foregoing shall not be violated by involvement with an entity that is only incidentally competitive with the foregoing (when looking at the entity and XL as whole units) so long as the Executive is not directly involved in the day-to-day operations of such competitive units and PROVIDED FURTHER that activities on behalf of insurance brokers are not competitive with the Company and its Affiliates.

          The provisions of the immediately preceding sentence shall continue as long as the Executive is employed by the Company or its Affiliates under this Agreement and shall continue in effect after such employment is terminated for any reason until the earlier of (A) the third anniversary of the Date of this Agreement and (B) the first anniversary of the earlier of such termination and the receipt of notice of termination delivered pursuant to Sections 8(d) or 8(e), provided that if such employment is terminated by the Company prior to the end of the stated term other than for Cause, or is terminated by the Executive under Section 8(d)(iii) or Section 8(d)(iv), the provisions of clauses (ii) and
(iii) shall automatically terminate upon the termination of such employment, unless the Company elects, in writing delivered at the same time as the notice of termination if termination is by the Company or, within 10 days thereafter if termination is by the Executive, upon such termination to continue the provisions of clauses (ii) and (iii) in effect through the six-month anniversary of such termination of employment (but in no event beyond the third anniversary of the Date of this Agreement) in which case the Company shall be obligated to continue (through such six-month anniversary of termination) to pay the Executive, in addition to any of the Executive's rights under Section 8(d)(ii), 8(d)(iii) or Section 8(d)(iv), his Base Salary and the pro rata portion of the Executive's target annual bonus for the year of termination, and such bonus shall be payable at the times annual bonuses for such year are payable to other executives. Notwithstanding any other provision of this paragraph, in the event that the Executive's employment is terminated in accordance with the provisions (including notice requirements) of Sections 8(d) or 8(e), above, and clauses
(ii) and (iii) continue in effect after termination of employment, the Executive may elect to terminate such clauses (save as provided below) by (x) delivering a written notice to that effect to XL and the Company and (y) paying to XL the Required Sum (as defined below);

PROVIDED, HOWEVER, that Executive shall not be permitted under any circumstances to terminate clauses (ii) and (iii) pursuant to this sentence in order to engage in any activity proscribed by such clauses for the benefit of or on behalf of, directly or indirectly, any one or more of the companies and their Affiliates listed or described in the letter of even date herewith from the Company to the Executive referencing this section of the Agreement except to the extent, and subject to the terms and conditions, described therein. XL may substitute in writing to the Executive at any time at least 60 days prior to the date of termination of the Executive's employment, one or more other competitors for any of those specifically named in the letter referred to above so long as the total number of such companies does not exceed nine, not including any "Excluded Offshore Company" as defined in such letter. "Required Sum" shall mean (i) U.S. $2,600,000 with regard to the entities in the letter described above, (ii) the "Pro-Rata Amount" (as defined below) with regard to any corporation, company, partnership, firm, association or other entity or organization having alone or together with its Affiliates capital and surplus of U.S. $500,000,000 or more and (iii) the lesser of $500,000 or the Pro-Rata Amount with regard to other entities. "Pro-Rata Amount" means U.S. $2,600,000 multiplied by the faction with a numerator equal to 36 months less the number of months (or partial months) from the Date of the Agreement during which the Executive was employed by the Company and a denominator equal to 36.

          For purposes of this Agreement, an "Affiliate" of the Company (or other person or entity) includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company (or other person or entity), and such term shall specifically include in the case of the Company, without limitation, XL and XL's majority-owned subsidiaries.

          While the restrictions aforesaid are considered by the parties hereto to be reasonable in all the circumstances it is recognized that restrictions of the nature in question may fail for reasons unforeseen and accordingly it is hereby declared and agreed that if any of such restrictions or the geographic or other scope thereof shall be adjudged to be void as going beyond what is reasonable in the circumstances for the protection of the interests of the Company and its Affiliates but would be valid if part of the wording thereof were deleted and/or the periods (if any) thereof reduced and/or geographic or other area dealt with thereby reduced in scope then said re-strictions shall apply with such modifications as may be necessary to make them valid and effective.

          Nothing contained in this Section 11 shall limit in any manner any additional obligations to which Executive may be bound pursuant to any other agreement or any applicable law, rule or regulation and Section 11 shall apply, subject to its terms, after employment has terminated for any reason.

          12.  CONFIDENTIAL INFORMATION.

          The Executive covenants that he shall not, without the prior written consent of the Company, disclose to any person (other than an employee, officer or director of the Company and its Affiliates) other than as the Executive determines in his good faith judgment to be necessary or desirable by the Executive in performing his duties hereunder, any confidential, proprietary, secret, or privileged information about the Company or its Affiliates or their business or operations, including, but not limited to, information concerning trade secrets, know-how, software, data processing systems, policy language and forms, inventions, designs, processes, formulae, notations, improvements, financial information, business plans, prospects, referral sources, lists of suppliers and customers, legal advice and other information with respect to the affairs, business, clients, customers, agents or other business relationships of the Company or its Affiliates unless and until such information has become known to the public generally (other than as a result of unauthorized disclosure by the Executive) or unless he is required to disclose such information by a court or by a governmental body with apparent authority to require such disclosure. Executive shall hold in a fiduciary capacity for the benefit of the Company all secret, confidential proprietary or privileged information or data relating to the Company or any of its Affiliates or predecessor companies, and their respective businesses, which shall have been obtained by Executive during his employment, unless and until such information has become known to the public generally (other than as a result of unauthorized disclosure by the Executive) or unless he is required to disclose such information by a court or by a governmental body with apparent authority to require such disclosure. The foregoing covenant by the Executive shall be without limitation as to time and geographic application and this Section 12 shall apply in accordance with its terms after employment has terminated for any reason. The Executive acknowledges and agrees that he shall have no authority to waive any attorney-client or other privilege without the express prior written consent of the Compensation Committee as evi-denced by the signature of XL's General Counsel. Without implication as to any other provision, the provisions of this Section 12 shall survive any termination of this Agreement.

          13.  WITHHOLDING.

          Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

          14.  GUARANTY AND AFFILIATE SERVICES.

          (a) LIABILITY. XL, XLI and the Company hereby agree to be jointly and severally liable for the performance of all obligations and duties, and the payment of all amounts, due to the Executive under this Agreement.

          (b) RESPONSIBILITY. All of the other terms and provisions of this Agreement relating to the Executive's employment by the Company shall likewise apply MUTATIS MUTANDIS to the Executive's employment by any of its Affiliates, it being understood that if the Executive's employment with the Company is terminated, his employment with its Affiliates shall also be terminated and the Executive shall be required to resign immediately from all directorships and other positions held by the Executive in the Company and its Affiliates or in any other entities in respect of which the Executive was acting as a representative or designee of the Company or its Affiliates in connection with his employment.

          15.  ENTIRE AGREEMENT.

          This Agreement, together with the Exhibits, contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Company and the Executive with respect thereto. Without limiting the generality of the foregoing, this Agreement supersedes the Amended and Restated Employment Agreement made as of June 18, 1999 by and among XL Capital Ltd, Dasher Acquisition Corp., NAC Re Corporation and NAC Reinsur-ance Corporation and the Executive and all other agreements, understandings or arrangements relating thereto, and the Executive hereby releases all of such entities from any and all liability under such agreement and all other agreements, understandings or arrangements relating thereto.

          16.  ASSIGNABILITY; BINDING NATURE.

          This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his right to compensation and benefits hereunder, which may be transferred by will or operation of law subject to the limitations of this Agreement. No rights or obligations of the Company or XL under this Agreement may be assigned or transferred by the Company or XL except that such rights or obligations may be assigned or transferred to an Affiliate or pursuant to a merger or consolidation or amalgamation or scheme of arrangement in which the Company or XL, as the case may be, is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company or XL, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company or XL and such assignee or transferee assumes by operation of law or in writing duly executed by the assignee or transferee all of the liabilities, obligations and duties of the Company or XL, as contained in this Agreement, either contractually or as a matter of law.

          17.  INDEMNIFICATION.

          The Executive shall be provided indemnification by the Company to the maximum extent permitted by applicable law and its charter documents. In addition, the Executive shall be covered by a directors' and officers' liability policy with coverage for all directors and officers of the Company in an amount equal to at least US$75,000,000 (but in any event no less than that provided to other officers of XL or any other entity for which the Executive performs services). Such directors' and officers' liability insurance shall be maintained in effect both during and while potential liability exists for a period of six years (or such longer period as then provided to other officers of XL or any other entity for which the Executive performs services) following termination of the Executive's employment.

          18.  SETTLEMENT OF DISPUTES.

          (a) Any dispute between the Parties arising from or relating to the terms of this Agreement or the Executive's employment with the Company or its Affiliates shall, except as provided in Section 18(b) or Section 18(c), be resolved by arbitration held in New York City in accordance with the rules of the American Arbitration Association.

          (b) Executive acknowledges that the Company and its Affiliates will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if Executive breaches his obligations under Section 11 or 12. Accordingly, Executive agrees that the Company and its Affiliates will be entitled, in addition to any other available remedies, to obtain injunctive relief against any breach or threatened breach by Executive of his obligations under Section 11 or 12 in any Federal or state court sitting in the City and State of New York or, solely with regard to obtaining injunctive relief against any breach or threatened breach by Executive of such provisions with regard to Excluded Offshore Companies, court sitting in Bermuda, or, at the Company's or any Affiliate's election, in any other jurisdiction in which Executive maintains his residence or his principal place of business. Executive hereby submits to the non-exclusive jurisdiction of all those courts for the purposes of any actions or proceedings instituted by the Company or its Affiliates to obtain such injunctive relief, and Executive agrees that process in any or all of those actions or proceedings may be served by registered mail or delivery, addressed to the last address of Executive known to the Company or its Affiliates, or in any other manner authorized by law.

          (c) Notwithstanding any other provision of this Agreement, the Executive may elect to resolve any dispute involving a breach or alleged breach of Section 8(d)(iii) in any Federal or State court sitting in the City and State of New York or court sitting in Bermuda. The Company, XL and the Guarantor hereby submit to the non-exclusive jurisdiction of all those courts for the purposes of any actions or proceedings instituted by the Executive to enforce
Section 8(d)(iii), and the Company, XL and the Guarantor agree that process in any or all of such actions or proceedings may be served by registered mail or delivery, addressed to the Company and XL as set forth in Section 20, or in any other manner authorized by law. The Company, XL and the Guarantor shall pay all costs associated with any court pro-ceeding under this Section 18(c), including all legal fees and expenses of the Executive, who shall be reimbursed for all such costs promptly upon written demand therefor by the Executive.

          (d) All costs associated with any proceeding under Sections 18(a) or 18(b) hereof, including all legal fees and expenses, for all Parties shall be borne by the Company, except to the extent that (x) the Executive's employment has not terminated pursuant to Section 8(d)(ii), 8(d)(iii) or Section 8(d)(iv),
(y) the dispute relates to Section 11 or 12 and (z) the dispute results in the grant of injunctive relief against the Executive, in which case each Party shall bear its own expenses. The Executive shall be reimbursed by the Company for all such costs promptly upon written demand therefor by the Executive.

          19.  AMENDMENT OR WAIVER.

          No provision in this Agreement may be amended unless such amendment is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company, XL and the Guarantor. No waiver by any Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or a duly authorized officer of the Company, XL and the Guarantor, as the case may be.

          20.  NOTICES.

          Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by courier, or by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently by similar process give notice of:

          If to XL, XLI or the Company:

               XL Capital Ltd
               XL HouseOne Bermudiana Road
               Hamilton HM11 Bermuda
               Att'n: General Counsel

          If to the Executive:

               At the last address shown
               in the records of the Company

          21.  SEVERABILITY.

          In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

          22.  SURVIVORSHIP.

          The respective rights and obligations of the Parties shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          23.  REFERENCE.

          In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his estate or other legal representative.

          24.  GOVERNING LAW.

          This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to the principles of conflict of laws.

          25.  HEADINGS.

          The heading of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          26.  COUNTERPARTS.

          This Agreement may be executed in one or more counterparts.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                           XL CAPITAL LTD

                                           By:
                                              ----------------------------------



                                           XL INSURANCE, INC.

                                           By:
                                              ----------------------------------



                                           XL AMERICA, INC.

                                           By:
                                              ----------------------------------



                                           NICHOLAS M. BROWN, JR.

                                           By:
                                              ----------------------------------

                                                                       EXHIBIT A


                                CHANGE IN CONTROL


          A "Change in Control" shall be deemed to have occurred:

          (i) if any person (which, for all purposes hereof, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative)(a "Person") or any group, as defined in Sections 13(d) or 14(d) of the United States Securities Exchange Act of 1934 (other than a group of which the Executive is a member or which has been organized by the Executive), becomes the beneficial owner, directly or indirectly, of securities of XL representing, or acquires the right to control or direct, or to acquire through the conversion of securities or the exercise of warrants or other rights to acquire securities, 30% or more of either (I) the outstanding Ordinary Shares of XL; (II) the outstanding securities of XL having a right to vote in the election of directors or
     (III) the combined voting power of the outstanding securities of XL having a right to vote in the election of directors; or

          (ii) if there shall be elected or appointed to the Board of Directors of XL (the "Board") any director or directors whose appointment or election by the Board or nomination for election by XL's shareholders was not approved by a vote of at least a majority of the directors then still in office who were either directors on the date of execution of this Agreement or whose election or appointment or nomination for election was previously so approved; or

          (iii) if there occurs a reorganization, scheme of arrangement, merger, consolidation, combination, amalgamation, corporate restructuring, liquidation, winding up, exchange of securities, or similar transaction, or stockholder approval of any of the foregoing, (each, an "Event"), in each case, in respect of which the beneficial owners of the outstanding XL Ordinary Shares immediately prior to such Event do not or will not, following such Event, beneficially own, directly or indirectly, more than

     60% of each of the outstanding equity share capital and the combined voting power of the then outstanding voting securities entitled to vote in the election of the directors, of XL and any resulting entity, in substantially the same proportions as their ownership, immediately prior to such Event, of the Ordinary Shares and voting power of XL; or

          (iv) if there occurs an Event involving XL as a result of which 25% of more of the members of the Board of XL are not persons who were members of the Board immediately prior to the earlier of (x) the Event, (y) execution of an agreement, the consummation of which would result in the Event, or
     (z) announcement by XL of an intention to effect the Event; or

          (v) approval by the stockholders of XL of a plan of complete liquidation of XL or the closing of the sale or disposition by XL of all or more than 80% of XL's consolidated assets other than the sale of all or 80% of the consolidated assets of XL to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of XL at the time of the sale; or

          (vi) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

                                                                       EXHIBIT B


                                   GOOD REASON

          For purposes of this Agreement, "Good Reason" shall mean any of the following, unless done with the prior express written consent of the Executive:

          (i) (A) The assignment to Executive of duties inconsistent with Executive's position (including duties, responsibilities, status, titles or offices) as set forth in Section 3 hereof; or (B) any elimination, diminution or reduction of Executive's status, titles, offices, duties or responsibilities except in connection with the termination of Executive's employment for Cause, disability or as a result of Executive's death or by Executive other than for Good Reason;

          (ii) The (A) reduction in Executive's Base Salary from the level in effect immediately prior to the Change in Control, or (B) payment of an annual bonus in an amount less than the lesser of (x) the most recent annual bonus paid prior to the Change in Control or (y) the greater of (I) the most recent target bonus established prior to the Change in Control or
     (II) the annual average bonus paid for the preceding three complete years prior to the Change in Control (or such lesser number of complete years as the Executive shall have been employed by the Company);

          (iii) The failure by the Company, XL or the Guarantor to obtain the specific written assumption of this Agreement by any successor or assign of the Company, XL or the Guarantor or any person acquiring substantially all of the Company's, XL's or the Guarantor's assets;

          (iv) Any breach by the Company, XL or the Guarantor of any provision of this Agreement or any agreements entered into pursuant thereto that remains uncured for 20 calendar days following written notice of same by the Executive;

          (v) Requiring the Executive to be based at any office or location more than 50 miles from Stamford, Connecticut, except for travel reasonably required in the performance of the Executive's responsibilities;

          (vi) During the Post Change Period, (A) the failure to continue in effect any compensation or incentive plan in which Executive participates immediately prior to the time of the Change in Control unless an equitable arrangement (embodied in an ongoing substitute or alternative plan providing Executive with at least the same aggregate economic opportunity on an after-tax basis available to the Executive immediately prior to the Change in Control) has been made with respect to such plan in connection with the Change in Control, or the failure to continue Executive's participation therein on substantially the same basis both in terms of the amount of benefits provided and the level of his participation relative to other participants, as existed at the time of the Change in Control; or (B) the failure to continue to provide Executive with benefits and coverage at least as favorable in the aggregate as those enjoyed by him under the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which he was participating at the time of the Change in Control; or

          (vii) The failure by the Company to pay within 7 calendar days of the due date any amounts due under any benefit or compensation plan, including any deferred compensation plan.

                                                                       EXHIBIT C


                       RESTRICTED STOCK AND OPTION AWARDS
           THAT VEST IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5(b)
           -----------------------------------------------------------


                                                 Vesting       Options Scheduled
                 Plan Name        Grant Date       Date             to Vest
                 ---------        ----------       ----        -----------------

1997 Incent. & Cap. Acc. Plan      6/10/1997        6/10/02          6,291
1997 Incent. & Cap. Acc. Plan      6/10/1998        6/10/02          6,405
1997 Incent. & Cap. Acc. Plan      6/10/1998        6/10/03          6,405
1997 Incent. & Cap. Acc. Plan      6/10/1998        6/10/02         22,875
1997 Incent. & Cap. Acc. Plan      6/10/1998        6/10/03         22,875
1997 Incent. & Cap. Acc. Plan      6/29/1999        6/29/02         11,333
                                                    TOTAL:          76,184